PROGRESS UPDATE ON EAST MADA
DRILLING PROGRAM

September 8, 2008 – Grand Junction, CO - Geovic Mining Corp. (“Geovic” or “The Company”, TSX: GMC, OTC.BB:GVCM), on behalf of its 60%-owned subsidiary Geovic Cameroon PLC (GeoCam), is pleased to announce progress from its drilling program at the Mada cobalt-nickel-manganese property in Cameroon, Africa. Mada is a northern, adjoining extension of the Nkamouna deposit, with very similar geologic properties and mineral grades. The purpose of drilling Mada is to determine if it contains additional high-grade reserves to optimize cash flow in the early years of production at the planned Nkamouna processing plant, as well as provide additional reserves to increase production if supported by market conditions.

As noted in earlier press releases, Pincock Allen & Holt conducted an initial NI 43-101-compliant resource evaluation of the Mada deposit in August 2006. The total inferred resource was 145 million tonnes grading 0.21% cobalt, 0.48% nickel, and 1.15% manganese. However, many of the hand-dug pits used in the study did not penetrate to or though the mineral zone due to a high perched water table, averaging just 13 meters deep.

In 2008, Geovic has been carrying out an in-fill and deepening drill program, with 1,254 drill holes and pits completed (totaling 24,202 meters) within the eastern portion of the 59-square kilometer deposit. The results of this part of the program are being posted on the Company’s website, www.geovic.net. Such results will include a location map showing the extent of on-going drilling, as well as an outline of the eight square kilometer Nkamouna deposit, which currently holds 54.7 million tonnes of proven and probable reserves grading 0.25% cobalt, 0.69% nickel, and 1.33% manganese. Additional drilling is underway in the West Mada and Northwest Nkamouna areas, which will be reported in subsequent press releases.

Thus far, 41% of the holes from East Mada have been assayed and tabulated on the website, compared to just 16% as of Geovic’s June 25th press release. The assayed results can be viewed at http://www.geovic.net/nkamouna_updates.php. An additional 9,500 samples are awaiting analysis at an independent assay lab, and will be reported over the next several months. Cumulatively, the new data will be utilized in the calculation of an updated reserve/resource estimate, in compliance with applicable United States and Canadian regulations. By year-end, the company anticipates completion of a National Instrument 43-101 report calculating updated reserves and resources for both Nkamouna and Mada.

Geovic Background

Geovic is a U.S.-based corporation whose principal asset is a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, with initial production scheduled for late 2010. Geovic owns 60% of seven cobalt-nickel-manganese deposits located on a 1,250 square kilometer Mine Permit in Cameroon. Nkamouna, the first property planned for production, has proven and probable reserves of 299 million pounds Cobalt, 829 million pounds Nickel, and 1,605 million pounds Manganese. Characteristics of these unique Cameroonian deposits can be found on the Company’s website www.geovic.net.

Additional Company and Project information may be found on the websites www.sedar.com and www.sec.gov.

For more information, please contact:

Andrew Hoffman VP, Investor Relations Geovic Mining Corp. Direct (720) 350-4130 Toll-Free (888) 350-4130 ahoffman@geovic.net	or	Vanguard Shareholder Solutions Direct (604) 608-0824 Toll-Free (866) 801-0779 ir@vanguardsolutions.ca

On behalf of the Board
William A. Buckovic, President and Director

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Cautionary Note Concerning Reserve and Resource Estimates

This press release and other information released by Geovic uses the terms “reserves”, “resources”, “measured resources”, “indicated resources” and “inferred resources”. United States investors are advised that, while such terms are recognized and required by Canadian securities laws, the United States Securities and Exchange Commission (the “SEC”) does not recognize them. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Mineral resources that are not mineral reserves do not have demonstrated economic viability. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Inferred resources are in addition to measured and indicated resources. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher category. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically.

National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve and resource estimates contained in this press release or released by Geovic in the future, have been or will be prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System. The requirements of NI 43-101 are not the same as those of the SEC, and reserves reported by Geovic in compliance with NI 43-101 may not qualify as reserves under the SEC’s standards.